EXHIBIT 4.2

                                 AMENDMENT NO. 1
                                       TO
                          CONSULTING SERVICES AGREEMENT

         THIS FIRST  AMENDMENT TO CONSULTING  SERVICES  AGREEMENT,  dated May 6,
2004 (the "First Amendment"), is by and between Nicole Van Coller (the "Consultant"), and NANNACO, Inc., a Texas corporation (the "Client").

                                    RECITALS

         A. The Consultant and the Client entered into a Consulting Services Agreement dated March 15, 2004, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         B. Client and Consultant wish to amend Section 2 of the Agreement to provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"2.      Consideration.

         Client agrees to pay Consultant, as her fee and as consideration for services provided, 10,000,000 shares of common stock of the Client. By amendment dated May 6, 2004 Client agrees to pay Consultant an additional 7,500,000 shares of common stock of the Client, which shares shall be registered on Form S-8."

EXECUTED on the date first set forth above.

                                            CLIENT:

                                            NANNACO, INC.


                                            By:
                                                ------------------------------
                                                Steve Careaga - CEO


                                            CONSULTANT:


                                            By:
                                                ------------------------------
                                            Name: Nicole Van Coller